Exhibit 99.1

FOR IMMEDIATE RELEASE

TherapeuticsMD Announces Appointment of Hugh O’Dowd as President

̶  O’Dowd brings 25+ years of experience in senior leadership roles with leading pharmaceutical companies –

BOCA RATON, Fla. – August 8, 2021 – TherapeuticsMD, Inc. (NASDAQ: TXMD), an innovative, leading women’s healthcare company, today announced the appointment of Hugh O’Dowd as President. Mr. O’Dowd succeeds John C.K. Milligan, IV, who the Company recently appointed as Chief Executive Officer of its vitaCare Prescription Services business.

“I am delighted to welcome Hugh as President of TherapeuticsMD. Hugh has a significant operating and strategic history with both large and small pharmaceutical companies including over 20 years at Novartis, where he navigated some of the most challenging payor and commercial environments, and consistently delivered superior performance. I believe Hugh will be instrumental in helping TherapeuticsMD build value for our stockholders,” stated Robert G. Finizio, Chief Executive Officer of TherapeuticsMD.

“I view TherapeuticsMD as an emerging leader in the women’s health segment, and I am confident we can unlock the value of the Company’s novel and well differentiated portfolio to drive superior performance. I deeply believe this Company is about empowering and enabling women to have control throughout their life cycles from reproductive health through menopause. I look forward to working with the TherapeuticsMD leadership team and its dedicated employees to advance our commercialization plan and further define the Company’s future,” stated Hugh O’Dowd.

Mr. O’Dowd previously served as President, Chief Executive Officer, and a member of the Board of Directors of Neon Therapeutics, Inc., a clinical-state immuno-oncology company that developed neoantigen-based therapeutics, from September 2016 until its acquisition by BioNTech SE in May 2020. Prior to Neon Therapeutics, Mr. O’Dowd spent more than 20 years in a variety of senior leadership roles at Novartis Pharmaceuticals Corporation, where he served as Country President and General Manager of the United Kingdom and Ireland from 2015 to 2016, Senior Vice President and Chief Commercial Officer of Novartis Oncology from 2011 to 2015, and Vice President, Latin America Region Head for the Oncology business unit from 2009 to 2011. During his time as Chief Commercial Officer Oncology, Mr. O’Dowd was responsible for the oncology portfolio strategy for the world’s then second-largest oncology/hematology organization, including global brand leadership, business development/licensing, and commercialization. Mr. O’Dowd currently serves as Director and Non-executive Chairman of ONK Therapeutics Ltd, an innovative natural killer cell therapy company, and as a Director of Polyphor AG, a clinical-stage biopharmaceutical company focused on the discovery and development of antibiotics and immuno-oncology compounds. Mr. O’Dowd received an MBA from the Kellstadt Graduate School of Business at DePaul University in Chicago and a B.A. from Loyola University Chicago.

Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)

As a material inducement to Mr. O’Dowd’s acceptance of the appointment, the Company agreed to grant Mr. O’Dowd, no later than August 31, 2021, an award of 2,750,000 restricted stock units (“RSUs”) and 2,750,000 performance stock units (“PSUs”) corresponding to shares of common stock of the Company outside of the Company’s 2019 Stock Incentive Plan (the “2019 Plan”).  The inducement award was approved by a majority of the independent directors the Company’s Board of Directors in reliance on the employment inducement exception to shareholder approval provided under NASDAQ Stock Market Listing Rule 5635(c)(4).  The RSUs will vest in equal annual installments over three years beginning August 31, 2022 and are subject to Mr. O’Dowd’s continuous service with the Company.  The PSUs will vest on August 31, 2024 based on the Company’s market capitalization, which will be tested annually over three years beginning August 31, 2022 and are subject to Mr. O’Dowd’s continuous service with the Company.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative, leading healthcare company, focused on developing and commercializing novel products exclusively for women. Our products are designed to address the unique changes and challenges women experience through the various stages of their lives with a therapeutic focus in family planning, reproductive health, and menopause management. The company is committed to advancing the health of women and championing awareness of their healthcare issues. To learn more about TherapeuticsMD, please visit therapeuticsmd.com or follow us on Twitter: @TherapeuticsMD and on Facebook: TherapeuticsMD.

Forward-Looking Statements

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as "believes," "hopes," "may," "anticipates," "should," "intends," "plans," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled "Risk Factors" in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the effects of the COVID-19 pandemic; the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize IMVEXXY®, ANNOVERA®, and BIJUVA® and obtain additional financing necessary therefor; whether the company will be able to comply with the covenants and conditions under its term loan facility; whether the company will be able to successfully divest, or obtain an investment in, its vitaCare business and how the proceeds that may be generated by any such divestiture or investment will be utilized; the potential of adverse side effects or other safety risks that could adversely affect the commercialization of the company’s current or future approved products or preclude the approval of the company’s future drug candidates; whether the FDA will approve the lower dose of BIJUVA; the company’s ability to protect its intellectual property, including with respect to the Paragraph IV notice letters the company received regarding IMVEXXY and BIJUVA; the length, cost and uncertain results of future clinical trials; the company’s reliance on third parties to conduct its manufacturing, research and development and clinical trials; the ability of the company’s licensees to commercialize and distribute the company’s products; the ability of the company’s marketing contractors to market ANNOVERA; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership.

CONTACT:

Lisa M. Wilson

In-Site Communications, Inc.

212-452-2793

lwilson@insitecony.com